Exhibit 10.1

                        LOCK-UP AGREEMENT

                              THIS AGREEMENT  made  the  28th  day  of
October, 1996

AMONG:
                              RENE  T.  NUYTTEN,  Businessman, of 4032
                              Glenview   Crescent,  North   Vancouver,
                              British, Columbia, V7R 3G4
                              (Nuytten")

AND:
                              AOD ACQUISITION  CORP.,  a Yukon company
                              having  an office at Suite  1500  -  885
                              West Georgia  Street, Vancouver, British
                              Columbia, V6C 3E8
                              ("AOD")

AND:
                              AMERICAN  OILFIELD   DIVERS,   INC.,   a
                              Louisiana company having an office at 130 E. Kaliste Saloom Road, Lafayette, Louisiana, 70508.
                              ("AOD PARENT")

WHEREAS:

A. Nuytten is the direct or indirect beneficial owner of not less than 1.5 million common shares ("Subject Shares") in the capital of Hard Suits Inc. ("HSI") and 2,500,000 Class A Performance Shares in the capital of HSI (the "Performance Shares");

B. AOD has made an offer (the "Offer") to purchase all of the issued and outstanding common shares ("Common Shares") of HSI at a price of Cdn. $1.65 per Common Share pursuant to a take-over bid circular dated September 25, 1996 and a notice of variation dated October 18, 1996;

C. The parties wish to enter into this Agreement to evidence their agreement with respect to the Subject Shares and the other matters set forth herein.

                              NOW THEREFORE  THIS  AGREEMENT WITNESSES
THAT in consideration of the premises and the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

1.0                           LOCKUP AND ACQUISITION AGREEMENT

1.1 Concurrently with the execution hereof, each of Nuytten, AOD and AOD Parent will enter into the Acquisition Agreement with HSI and each of its other directors in the form attached has Schedule "A" (the "Acquisition Agreement').

1.2 On or before 5:00 p.m. (Vancouver time) on October 29, 1996 AOD or AOD Parent shall provide to Nuytten and HSI written confirmation of the deposit of at least $1.0 million (Cdn.) With Price Waterhouse (Vancouver), in trust for the account of AOD, and upon Nuytten depositing the Subject Shares under the Offer, such funds shall be held and disbursed pursuant to Section 1.1(5) of the Acquisition Agreement.

1.3 Subject to receipt of the confirmation referred to in Section 1.2, Nuytten shall forthwith, and in any event no later than 8:00 p.m. (Vancouver time) on October 29, 1996, irrevocably deposit all of the Subject Shares under the Offer, and thereafter deposit any additional Common Shares acquired by him upon exercise of any outstanding options or warrants held by him under the Varied Offer prior to the Expiry Time, and will not withdraw or take any action to withdraw any of the Subject Shares deposited under the Offer or such other Common Shares deposited under the Varied Offer notwithstanding any statutory rights or rights under the terms of the Offer or the Varied Offer which he might otherwise have unless this Agreement is terminated prior to the taking up of any Common Shares under the Offer or the Varied Offer.

2.0                           VARIED OFFER

2.1 As soon as is reasonably practicable following the execution and delivery of this Agreement, AOD and AOD Parent agree, subject to the terms hereof and the Acquisition
Agreement:

     (a) to vary the Offer to disclose this Agreement and the Acquisition Agreement;

     (b) to vary the Offer by extending the Expiry Time of the Offer to no earlier than 12:01 a.m. on the 10th day after the mailing of the Offer as varied as provided herein (subject to further extension of the Offer Period by AOD in accordance with applicable laws);

     (c) to forthwith prepare, file and deliver such notices of change or variation, reports or circulars as may be required under all applicable securities legislation to give notice of the Offer, as varied; and

2.2 AOD shall have the right to further vary the Offer from time to time, provided such variation is carried out in compliance with all applicable laws, does not result in a decrease in the price offered for the Common Shares and is not inconsistent with any of the provisions of this Agreement. For greater certainty, in the event the consideration offered under the Offer is increased, Nuytten shall be entitled to be paid such higher price for the Subject Shares deposited and taken up by AOD. The Offer, as varied pursuant to Section 2.1 or as subsequently varied pursuant to this Section 2.2, is hereinafter referred to as the "Varied Offer".

3.0                           TERMINATION

3.1 The obligations of the parties hereunder shall terminate:

     (1) at Nuytten's election at any time after 5:00 p.m. (Vancouver time) on October 29, 1996, if AOD has not satisfied the conditions set out in Section 1.2 by such time;

     (2) at AOD's election at any time after 8:00 p.m. (Vancouver time) on October 29, 1996 if Nuytten has not deposited the Subject Shares by such time under the Offer;

     (3) if any and all of the Subject Shares are not taken up and paid for prior to the date which is 46 days after the date of the Offer; or

     (4)                      on the Varied Offer being withdrawn; or

     (5) on the Varied Offer being amended or varied in a manner that is inconsistent with the terms hereof.

                              Upon termination  hereof, this Agreement
shall be null and void and of no force or effect and Nuytten shall thereupon be entitled to the return of all shares previously deposited by him under the Varied Offer.

4.0                           CLOSING ARRANGEMENTS

4.1 Concurrently with AOD taking up and paying for the Subject Shares deposited under the Offer, in accordance with the terms and conditions hereof and of the Offer.

     (1) all stock options or warrants held by Nuytten which are not "in the money" shall be released, surrendered for cancellation and be of no further force or effect;

     (2) Nuytten shall surrender the certificate representing Performance Shares, duly endorsed for cancellation or failing that, a stock power of attorney to transfer the shares to HSI, together with such other documents, if any, as are required for the cancellation of such shares; and

     (3) AOD and AOD Parent shall execute and deliver to Nuytten and each of the officers and directors of HSI and its subsidiaries a release and indemnity in a form satisfactory to such releasees releasing and indemnifying them of and from any and all actions, suits, claims, proceedings, liabilities, costs or expenses, howsoever incurred, arising out of or in connection with their
                              acting   as   a   director,  officer  or
                              employee   of   HSI  or   any   of   its
                              subsidiaries except such liability which
                              a  court of competent  jurisdiction  has
                              determined  to  be  attributable  to the
                              gross   neglect,  wilful  misconduct  or
                              intentional violation of law.

5.0                           ADDITIONAL COVENANTS OF NUYTTEN

5.1                           Non-Solicitation and Co-operation

                              Except as otherwise provided for herein,
Nuytten covenants with AOD that so long as Nuytten is obligated to deposit any of the Subject Shares pursuant to the Offer or is not entitled to withdraw any of the Subject Shares from the Offer.

     (1) Nuytten will not (unless consented to in writing by AOD) and will use his reasonable endeavours to cause HSI to not, take action of any kind which may reduce the likelihood of success of the Offer or the Varied Offer, including but not limited to, any action to initiate, encourage, assist or participate in proposals or offers from, or provide information relating to HSI or any of the Subject Shares to any person, entity or group in connection with the acquisition or disposition of all or any substantial part of the HSI's issued and outstanding securities, or any amalgamation, merger, arrangement,
                              private   placement    of    equity   or
                              convertible  securities  (including  any
                              proposed  private placement  to  British
                              Columbia  Mercantile   Corporation   and
                              Venture Management Inc.), sale of all or
                              any  substantial  part  of the assets of
                              HSI,   take-over   bid,  reorganization,
                              recapitalization,     liquidation     or
                              winding-up,     or     other    business
                              combination, similar transaction  or any
                              other  transaction which interferes,  by
                              delay    or    otherwise,    with    the
                              transactions     contemplated     hereby
                              including the Offer or the Varied Offer;

     (2) Nuytten will notify AOD forthwith upon his becoming award of any proposal or offer referred to in section 5.1(1) and inform AOD of all information (including the identity of any prospective offeror) known to Nuytten at the time regarding such proposal or offer;

     (3) Other than the matters contemplated under the Acquisition Agreement, Nuytten will use his reasonable endeavours to cause the business and affairs of HSI to be operated in the normal course and with a view to the best interests of HSI and all of its shareholders and, in furtherance to the foregoing, not to cause HSI to enter into any agreement, commitment or understanding to acquire any material assets or enter into any agreement, understanding or commitment to sell any material assets or part thereof of HSI or to make any other material change in the business, assets, liabilities, operations, capital or affairs of HSI considered as a whole, unless such agreement, commitment, understanding or material change is satisfactory to and is approved in writing by AOD, acting reasonably;

     (4) Nuytten will use all reasonable efforts, at AOD's expense, to assist AOD to complete the transactions contemplated hereby, including the Offer and the Varied Offer, including cooperating (and using all reasonable efforts to cause HSI to cooperate) with AOD in making all requisite regulatory filings; and

     (5) Nuytten agrees not to directly or indirectly solicit the employment of any HSI employee for a period of one year after the date upon which all of the Subject Shares deposited under the Offer have been taken-up and paid for.

5.2 Nothing in Section 5.1 shall be interpreted or construed so as to impose any obligation or duty which would in any way fetter Nuytten's discretion in acting as or in keeping with his fiduciary duties as a director or officer of HSI or any of its subsidiaries or in a manner contrary to law.

5.3 Nuytten will prior to the Time of Expiry of the Varied Offer exercise any options or warrants held by Nuytten which are "in the money" and tender such Common Shares into the Varied Offer.

6.0                           REPRESENTATIONS   AND    WARRANTIES   OF
NUYTTEN

6.1 Nuytten hereby represents and warrants to AOD as follows:

     (1) the Subject Shares and the Performance Shares are now, or at the time at which AOD takes up and pays for such shares will be, registered in the name of Nuytten or a company controlled by Nuytten and owned by Nuytten or a company controlled by Nuytten as the sole beneficial owner with a good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security
                              interests,   adverse   claims,  pledges,
                              encumbrances and demands  of  any nature
                              of  kind  whatsoever,  other  than   the
                              pledge  of  the  Performance  Shares  to
                              Federal    Business   Development   Bank
                              securing not  more  than  $40,000 (which
                              amount is to be paid from the Completion
                              Financing provided for in section  1  of
                              the     Acquisition    Agreement)    the
                              restrictions contained in HSI's articles
                              and  restrictions   imposed  on  control
                              block  holders by applicable  securities
                              legislation,   and   to   the   best  of
                              Nuytten's   knowledge,  are  issued  and
                              outstanding  as   fully  paid  and  non-
                              assessable;

     (2) no person, firm or corporation has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer from Nuytten of any of the Subject Shares or any interest therein or right thereto, except AOD pursuant hereto;

     (3) this Agreement has been duly executed and delivered by and on behalf of Nuytten and constitutes a valid and binding obligation of Nuytten enforceable in accordance with its terms;

     (4) there has been no material adverse change in the business, results of operations, assets, liabilities, financial  condition or affairs  of  HSI
                              considered  as  a  whole,  financial  or
                              otherwise, since  June 30, 1996 that has
                              not   been   generally   disclosed   and
                              reported in accordance  with  law to the
                              applicable     securities     regulatory
                              authorities  and  there  is not, to  the
                              knowledge  of  Nuytten, any  undisclosed
                              material adverse  information  in regard
                              to    the    current   and   prospective
                              operations of HSI; and

     (5) he is not aware of any material fact concerning the business, operations, capital or affairs of HSI considered as a whole which has not previously been generally disclosed other than the transaction contemplated by this Agreement, or any material contractual right of HSI which may be impaired or otherwise adversely affected so as to materially adversely affect HSI considered as a whole when a change in control of HSI occurs, or of any covenant, term or condition of any of HSI's instruments or agreements that is or may be materially adverse to HSI considered as whole when a change in control of HSI occurs.

7.0                           REPRESENTATIONS  AND WARRANTIES  OF  AOD
AND AOD PARENT

7.1 AOD and AOD Parent jointly and severally represents and warrants to Nuytten as follows:

     (1) each of AOD and AOD Parent is a validly subsisting corporation and has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and AOD has all necessary corporate power and authority to purchase any and all of the Common Shares tendered under the Varied Offer, including the Subject Shares;

     (2) this Agreement has been duly executed and delivered by and on behalf of each of AOD and AOD Parent and constitutes a valid and binding obligation of AOD and AOD Parent enforceable in accordance with its terms; and

     (3) AOD and AOD Parent have made adequate arrangements to ensure that the required funds are available to effect payment in full for any and all Common Shares tendered under the Offer or the Varied Offer.

8.0                           GENERAL

8.1                           Assignment

     (1) AOD and AOD Parent may assign their rights under this Agreement by instrument in writing to a wholly-owned (directly or indirectly) subsidiary of AOD or AOD Parent provided however, if such assignment takes place, AOD or AOD Parent, as the case may be, shall continue to be liable to Nuytten hereunder and for any default in performance by the assignee or by any such subsidiary. This Agreement shall not otherwise be assignable by any party hereto.

     (2) This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by Nuytten, AOD, AOD Parent and their respective heirs, executors, administrators, successors and permitted assigns.

8.2                           Time

                              Time shall be  of  the  essence  of this
Agreement.

8.3                           Notice

                              Any  notice,  document  or communication
required or permitted to be given hereunder shall be in writing and may be given by delivery by hand or by telecopier to the party to which it is to be given as follows:

     (a)                      if to Nuytten:

                              #3 - 1225 East Keith Road
                              North Vancouver, British Columbia
                              V7J 1J3

                              Attention: Mr. Rene T. Nuytten
                              Telecopier:  (604) 988-3029

     (b)                      if to AOD and AOD Parent:

                              130 East Kaliste Saloom Road
                              Lafayette, Louisiana
                              70508

                              Attention:   Mr. George Yax
                              Telecopier:  (318) 232-7306

In the event any notice, document or communication required or permitted hereunder is delivered by hand or telecopier after 5:00 p.m. it shall be deemed to have been delivered by 9:00 a.m. on the following day.

8.4                           Governing Law

                              This   Agreement   and  the  rights  and
obligations of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and each of the parties hereto attorns to the exclusive jurisdiction of the courts of such Province.

8.5                           Shares

                              References  to  the Common Shares or the
Performance Shares include any shares into which the foregoing may be reclassified, sub-divided, consolidated or converted and any rights and benefits arising therefrom including any extraordinary distributions of securities which may be declared in respect of the Common Shares or the Performance Shares.

8.6                           Expenses

                              Except as otherwise provided herein, all
costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense and each of the parties agrees that except as disclosed to the other parties hereto, it has not engaged any broker or finder as to whom the other party would be liable for fees or other amounts.

8.7                           Entire Agreement

                              This  Agreement  sets forth  the  entire
Agreement and understanding of the parties hereto in respect of the transactions contemplated hereby. There are no warranties, representations, terms, conditions or collateral agreements, expressed, implied or statutory, between Nuytten, AOD and AOD Parent other than as expressly set forth in this Agreement, the Varied Offer and the Acquisition Agreement.

8.8                           Business Day

                              A  business  day for the purpose of this
Agreement shall mean any day other than Saturday, Sunday or a Canadian federal holiday or a day on which national banks are open for business in the City of Vancouver.

8.9                           Disclosure

                              The parties hereto agree not to disclose
or to divulge to any other person, other than their legal, financial or other advisors, the terms and conditions hereof or of the negotiations or other matters discussed between the parties prior to the entering into of this Agreement, except as may be required by applicable law or pursuant to an order of a court or other competent authority or as may be approved in writing by each of the parties, acting reasonably.

                              IN  WITNESS  WHEREOF  the parties hereto
have set their hands and corporate seals as of the date first above written.

SIGNED, SEALED AND DELIVERED by RENE        )
T. NUYTTEN in the presence of:                   )
                                            )
________________________________________    )
Name                                        )
                                            )
________________________________________         )    ________________________
Address                                     )             RENE T. NUYTTEN

                                            )
________________________________________    )


________________________________________    )
                                            )

                                            )
________________________________________    )
Occupation

THE CORPORATE SEAL OF AOD
ACQUISITION CORP. Was hereunto affixed in   )
the presence of:                            )    C/S
                                            )
                                            )
________________________________________    )
Title: __________________________________   )
       (Authorized Signatory)               )

THE CORPORATE SEAL OF AMERICAN
OILFIELD DIVERS, INC. was hereunto affixed )
in the presence of:                        )    C/S
                                           )
________________________________________   )
Title: _________________________________   )
       (Authorized Signatory)              )